Exhibit 10.45

[Company Letterhead]

●, 2017

[Name]
[Address]
[Address]

Dear [Name]:
This letter is to inform you of your opportunity to earn an award of restricted stock units under the Cheniere Energy, Inc. (the “Company”) 2011 Incentive Plan (as amended, the “Plan”). Terms used and not defined in this letter have the meanings set forth in the Plan.
If the Company achieves a final investment decision of Train 3 of the Corpus Christi LNG terminal project on or prior to December 31, 2018 (the “Milestone”), and you remain actively employed by the Company or one of its Affiliates (and have not given notice of resignation or been given notice of termination of your employment) through the date on which the Milestone is achieved, then, subject to the approval of the Compensation Committee of the Board, the Company will grant you, as soon as reasonably practicable thereafter, a one-time award of restricted stock units (the “Milestone RSUs”). The determination of whether and when the Milestone is achieved is in the sole discretion of the Compensation Committee of the Board. The number of Milestone RSUs that you are eligible to receive is set forth on Exhibit A.
If you are granted the Milestone RSUs in accordance with the preceding paragraph, the Milestone RSUs will vest on the third anniversary of February 17, 2017, subject to your continued employment with the Company through that date, and will be settled in shares of Cheniere Common Stock in accordance with the terms of the award. The terms of the Milestone RSUs will be set forth in an award agreement, which will be provided to you on or shortly following the grant of the award, and the Plan.
Nothing in this letter is intended to suggest any guaranteed period of continued employment, and your employment will at all times continue to be terminable by you or the Company for any reason or no reason. In the event of any conflict in the terms of this letter and the award agreement for the Milestone RSUs, if granted to you, then the terms of the award agreement will control. This letter constitutes the entire agreement between you and the Company regarding your opportunity to earn the Milestone RSUs and supersedes any and all prior agreements or understandings with respect to the subject matter hereof, whether written or oral. This letter will be construed in accordance with and governed by the laws of the State of Delaware and may be signed in any number of counterparts, each of which will be an original.
[Remainder of page blank — signature page follows]

Please acknowledge your acceptance of the terms of this letter and return it to [●] as soon as possible but no later than ●, 2017.

Sincerely,

[Name]
[Position]

Acknowledged and agreed:

[Name]

Date:

[Milestone Letter Agreement]